Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Simcere Pharmaceutical Group:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the registration statement.

/s/ KPMG

Hong Kong, China

April 13, 2007